UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2020

The AZEK Company Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39322	90-1017663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 W Fulton Street #350, Chicago, IL		60607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (877) 275-2935

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AZEK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Notice of Full Redemption of Senior Notes

On June 24, 2020, The AZEK Company Inc., a Delaware corporation (the “Company”), and its subsidiary, CPG International LLC, a Delaware limited liability company (the “Issuer”), the guarantors party thereto and Wilmington Trust, National Association, as trustee, relating to the Issuer’s 9.500% Senior Notes due 2025, fully redeemed all of the Issuer’s outstanding 9.500% Senior Notes due 2025 (CUSIP Nos. 12655XAA8, U2205XAA1), originally issued on May 12, 2020 (the “2025 Notes”), at a redemption price of 107.125% of the principal amount, plus accrued and unpaid interest to but not including the redemption date of June 24, 2020. Upon completion of the redemption, no 2025 Notes will remain outstanding.

A copy of the notice of redemption is attached to this current report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)	Exhibits

99.1	Notice of Full Redemption of 9.500% Senior Notes due 2025

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The AZEK Company Inc.

Date: June 25, 2020	By:	/s/ Paul J. Kardish
Paul J. Kardish
Senior Vice President and Chief Legal Officer